UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  November 10, 2009

METABOLIX, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

001-33133	04-3158289
(Commission File Number)	(IRS Employer Identification No.)

21 Erie Street, Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

(617) 583-1700

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 11, 2009, Metabolix, Inc. (the “Company”) entered into an Underwriting Agreement with Jefferies & Company, Inc. and Thomas Weisel Partners LLC (the “Underwriting Agreement”), pursuant to which the Company agreed to offer and sell 3,000,000 shares of its common stock in an underwritten public offering at a public offering price of $9.00 per share.  Pursuant to the terms of the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 450,000 shares to cover over-allotments, if any.  The Company expects to receive approximately $27 million in gross proceeds from the offering before underwriting discounts and commissions and offering expenses.  If the underwriters exercise their over-allotment option in full, gross proceeds from the offering, before underwriting discounts and commissions and offering expenses will be approximately $31 million.   The shares are expected to be delivered to the Underwriters on or about November 16, 2009, subject to the satisfaction of customary closing conditions.

The common stock was registered for offer and sale on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), by the Company’s Registration Statement on Form S-3 (Registration No. 333-148758) (the “Registration Statement”) which was declared effective by the Securities and Exchange Commission on January 30, 2008.  Attached hereto as Exhibit 1.1 is a copy of the Underwriting Agreement. The opinion of the Company’s counsel regarding the validity of the shares issued pursuant to the offering is filed as Exhibit 5.1 hereto. This Current Report is being filed in part for the purpose of incorporating such exhibits by reference into the Registration Statement.  In connection with this offering, on November 12, 2009, the Company filed with the Securities and Exchange Commission a prospectus supplement pursuant to Rule 424(b) under the Securities Act.

Item 7.01	Regulation FD Disclosure.

On November 10, 2009, the Company issued a press release announcing the commencement of a public offering of its common stock in an underwritten public offering. A copy of this press release is furnished as Exhibit 99.1 to this Current Report.

On November 11, 2009, the Company issued a press release announcing the pricing of an offer and sale of its common stock in an underwritten public offering described in Item 1.01 above. A copy of this press release is furnished as Exhibit 99.2 to this Current Report.

The information set forth in this Item 7.01 and Exhibit 99.1 and Exhibit 99.2 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement among the Company and Jefferies & Company, Inc. and Thomas Weisel Partners LLC, dated as of November 11, 2009.

5.1	Opinion of Goodwin Procter LLP.

23.1	Consent of Goodwin Procter LLP (contained in its opinion filed as Exhibit 5.1).

99.1	Press Release dated November 10, 2009, furnished herewith.

99.2	Press Release dated November 11, 2009, furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METABOLIX, INC.

Date: November 12, 2009	By:	/s/ Joseph D. Hill
Joseph D. Hill
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
No.	Description

1.1	Underwriting Agreement among the Company, Jefferies & Company, Inc. and Thomas Weisel Partners LLC, dated as of November 11, 2009.

5.1	Opinion of Goodwin Procter LLP.

23.1	Consent of Goodwin Procter LLP (contained in its opinion filed as Exhibit 5.1).

99.1	Press Release dated November 10, 2009, furnished herewith.

99.2	Press Release dated November 11, 2009, furnished herewith.